UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700
Houston, Texas  77002
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure

On December 8, 2014, Eagle Rock Energy Partners, L.P. (the “Partnership”) issued a press release announcing that Joseph A. Mills, Chairman and Chief Executive Officer of Eagle Rock Energy G&P, LLC (the "Company"), which is the general partner of the general partner of the Partnership, and Robert M. Haines, the Senior Vice President and Chief Financial Officer of the Company, will present at the 2014 Wells Fargo Securities Energy Symposium in New York, New York on Wednesday, December 10th at 8:00 a.m. Eastern Time. Mr. Mills and Mr. Haines will also be conducting investor meetings at the conference on December 9th and December 10th. Accompanying presentation materials will be available on the morning of Tuesday, December 9, 2014, on the Partnership's website at www.eaglerockenergy.com under the Investor Relations tab. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and the attached Exhibit 99.1 is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.             Financial Statements and Exhibits

(d) Exhibits

Exhibit No.        Description

99.1	Press Release of the Partnership dated December 8, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: December 8, 2015	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.        Description

99.1	Press Release of the Partnership, dated December 8, 2014